UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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SAFECO CORPORATION
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Safecoagent.com Intro Copy
(this copy links to CEO video and press release)

Liberty Mutual to acquire Safeco4/23/08
Safeco Corporation and Liberty Mutual Group jointly announced today a definitive agreement under which Liberty Mutual will acquire Safeco in a $6.2 billion transaction. (Read news release.) We are very excited about the combination and believe it will create many new opportunities for Safeco, our agents and their customers.

We are confident that this will create significant growth for our combined organization. Geographically, Safeco’s strong presence in the West provides a complementary balance to Liberty Mutual’s strength in the eastern portion of the U.S. From a product standpoint, our capability is strengthened in all lines – commercial, personal and specialty.

Liberty Mutual has a history of buying solid insurance brands and providing the additional resources needed to help them grow. Liberty Mutual’s management strategy is to allow each of its strategic business units to operate independently and maintain separate sales, underwriting, claims, actuarial, and other operations.

Liberty Mutual clearly values independent agency companies. Since 1996, Liberty Mutual has acquired eight top independent regional carries, the most recent being Ohio Casualty. During that time, its independent agent distribution channel has grown from zero to 23 percent of Liberty Mutual Group’s net written premium.

In addition, we expect the combination will support the innovations Safeco has underway. As you know, we have spent several years in research and development to create breakthroughs in our product offerings, technology, and market access. By combining with Liberty Mutual Agency Markets, we will have a more extensive national platform to achieve the full potential of these developments. In this way, the transaction represents a unique opportunity to gain scale for our inventiveness with a like-minded industry partner.

We are both strong companies today and will be even better when we combine the strengths that each of us has. In the meantime, we will both operate “business as usual” and continue to deliver the same products and services that you’ve come to expect from us.

Our goal is to make this transition seamless for our independent agents. Thank you for your continued support.

Transcript:

CEO Paula Reynolds’ Video to Independent Agents
www.safecoagent.com
April 23, 2008

“This year marks Safeco’s 85th year in business we were founded in 1923 in Seattle, Washington by a bit of a renegade named HK Dent who challenged the Eastern insurance establishment for supremacy in the growing western states. There have been a lot of changes in Safeco since then we are clearly a national company with a broad footprint and we’re a company that’s always been known for surprises and innovations.

“The last few years have been no exception to that where we’ve introduced products as novel as teensurance and brought technology to the agents to the next level.  So it should be no surprise that there’s another surprise. Which is today we’ve announced we are merging our business with the business of liberty mutual and that henceforth after the transaction is concluded Safeco will become part of the agency business of liberty mutual.

“What does that mean for agents?  Well tomorrow you can join in on our conference call which will be more fulsome in describing the significance of this transaction but in the meantime lets just say it deepens our commitment to the agency business a business which has always been at our core and gives us the scale that we need as platform that you continue to expect of Safeco.  So please join us tomorrow look on Safeco agent the website for the details on time and dial in number.”

* * *

FORWARD LOOKING STATEMENTS

This communication, and other statements that Safeco may make, including statements about the benefits of Liberty Mutual's proposed acquisition of Safeco (the "Acquisition"), may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to Safeco's anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

Safeco cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and Safeco assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  In addition to factors previously disclosed in Safeco's documents filed with or furnished to the Securities and Exchange Commission (the "SEC") and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; the approval of publicly filed rate adjustments; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of our investment portfolio; the impact of increased competition; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to Safeco and its business and operations; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and Safeco and its business and operations; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the shareholders of Safeco may not approve the Acquisition at the special meeting of Safeco shareholders; Liberty Mutual and Safeco may be unable to obtain governmental and regulatory approvals required for the Acquisition, or required governmental and regulatory approvals may delay the Acquisition or result in the imposition of conditions that could cause the parties to abandon the Acquisition; Liberty Mutual and Safeco may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against Safeco and others following the announcement of the Acquisition cannot be predicted.

Safeco's Annual Report on Form 10-K and Safeco's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on Safeco's website at http://www.safeco.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on our website is not a part of this communication.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Acquisition, Safeco intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS OF SAFECO ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SAFECO, LIBERTY MUTUAL AND THE ACQUISITION.  The Schedule 14A, the preliminary proxy statement and other relevant materials (when they become available), and any other documents filed by Safeco with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: Safeco Corporation, Safeco Plaza, 1001 4th Avenue, Seattle, Washington 98154, Attention:  Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Safeco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Safeco in connection with the Acquisition.  Information about the executive officers and directors of Safeco and their ownership of Safeco common stock is set forth in the proxy statement for Safeco's 2008 annual meeting of shareholders, which was filed with the SEC on March 25, 2008, but which meeting has been postponed.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Safeco and its executive officers and directors in the Acquisition by reading the Schedule 14A and the preliminary proxy statement regarding the Acquisition when it becomes available.